UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [  ]

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[  ]     Preliminary Proxy Statement
[  ]     Confidential, for Use of the Commission Only (as permitted by
          Rule 14a-6(e)(2))
[  ]     Definitive Proxy Statement
[x]      Definitive Additional Materials
[  ]     Soliciting Material Pursuant to ss.240.14a-12

                                BCB Bancorp, Inc.
                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                                                                  April 21, 2004
                                    IMPORTANT


Dear Fellow Shareholders:

We are writing to provide you with relevant information about your investment in BCB Bancorp, Inc. and Bayonne Community Bank and to ask for your support at our Annual Meeting of Shareholders on May 11, 2004. As you know a dissident group has commenced a hostile proxy contest to gain control of your Company's Board of Directors. We do not believe that the dissident's hand picked slate of nominee's represent the best long-term interest of all shareholders.

Why do we oppose the dissident group...The answer is simple.
Your board believes that the dissident committee only has a short-term strategy for your bank.

WHY DO WE BELIEVE THIS? ...BECAUSE THEY SAID SO!!

On December 9, 2003, Virginia Kemp, a dissident nominee, indicated through her attorney that she would submit a proposal to the company to "sell the bank". We have attached this letter for you to see who is telling the truth. WE DO NOT BELIEVE THAT THE DISSIDENT NOMINEES HAVE YOUR BEST INTEREST AT HEART, AS INDICATED BY MS. KEMP. WE BELIEVE THEY WILL PURSUE A SHORT TERM STRATEGY THAT WILL RESULT IN THE SALE OF BAYONNE COMMUNITY BANK.

                    NOW THE DISSIDENTS ARE TWISTING REALITY!

Mickey McCabe, the former chairman and a dissident director, asked FinPro, Inc. to analyze a merger with a specific financial institution. The dissident group refused to accept a board decision to continue as an independent company after FinPro, Inc.'s presentation. The dissident group sought to have ongoing discussions for the sale of Bayonne Community Bank. When the dissident group failed to get their way, Virginia Kemp's "sell the bank" letter arrived. The dissident directors refused to accept the decision of the Board to continue the successful implementation of your Company's Business Plan.

                           NOW IS NOT THE TIME TO SELL

Your board has considered the dissident group's strategy and the board, by more than a majority vote, concluded that now is not the time to sell the bank. Our nominees to the Board of Directors are committed to continuing the Company's business plan for the benefit of the Bayonne community and its shareholders. Our nominees are highly regarded local businessmen who understand the needs of our customers and community.

            We strongly urge you to reject the dissident nominees and
                         vote for management's nominees.

                        VOTE THE WHITE proxy card today.


                 REALIZE THE LONG-TERM VALUE OF YOUR INVESTMENT

Our management team and nominees for your Board of Directors are highly qualified to implement the Company's growth strategies and will continue to maximize shareholder value. Don't let the dissident committee disrupt our plan.



WE BELIEVE THE CONTINUED SUCCESSFUL EXECUTION OF OUR BUSINESS PLAN WILL BENEFIT SHAREHOLDERS AND THE BAYONNE COMMUNITY.



                   DO NOT SIGN OR RETURN THE GREEN PROXY CARD

           PLEASE SIGN, DATE AND RETURN THE ENCLOSED WHITE PROXY CARD.



Thank you for your continued support.




Mark D. Hogan                              Donald Mindiak
Chairman of the Board                      President and Chief Executive Officer



             BCB BANCORP, INC. - GROWING WITH THE BAYONNE COMMUNITY.

                           YOUR VOTE IS VERY IMPORTANT



     1. To maintain the independence of Bayonne Community Bank, the Board of Directors urges you to DISCARD the GREEN proxy card recently sent to you by the Committee. A "WITHHOLD AUTHORITY" vote on the Green proxy card is NOT a vote for the Board's nominees. To vote FOR your Company's nominees you MUST execute a WHITE proxy card.

     2. If you voted on a Green proxy card BUT WISH TO SUPPORT YOUR COMPANY'S NOMINEES and maintain the independence of Bayonne Community Bank, please sign, date and mail the enclosed WHITE proxy card in the postage-paid envelope provided as soon as possible.

     3. Remember - ONLY YOUR LATEST DATED PROXY WILL DETERMINE HOW YOUR SHARES ARE TO BE VOTED AT THE MEETING.

     4. If any of your shares are held in the name of a bank, broker or other nominee, please contact the party responsible for your account and direct them to vote your shares for your Company's nominees on the WHITE proxy card.

     5. For assistance in voting your shares, or further information, please contact our proxy solicitor.

                    GEORGESON SHAREHOLDER COMMUNICATIONS INC.

                           17 State Street, 10th Floor
                               New York, NY 10004
                           (800) 334-8612 (TOLL FREE)

                     Banks and Brokerage Firms please call:
                                 (212) 440-9800

                              RICHARD N. CAMPISANO
                                 ATTORNEY AT LAW
                               34-36 JONES STREET
                          JERSEY CITY, NEW JERSEY 07306


                            TELEPHONE (201) 653-0906
                            FACSIMILE (201) 653-6110
                         email: Richard@CampisanoLaw.com

                                December 9, 2003

Mr. Donald S. Cymbor, Secretary
BCB Bancorp, Inc.
104-110 Avenue C
Bayonne, New Jersey 07002

           Re: The 2004 Annual Meeting of Shareholders for BCB Bancorp

Dear Mr. Cymbor:

     As attorney for Virginia Boele Kemp, a registered shareholder of BCB Bancorp common stock, please accept this letter as your notification that my client intends to nominate an entire slate of dissident directors at BCB Bancorp's 2004 Annual Meeting.

     Ms. Kemp will also be submitting a "sell the bank" proposal for inclusion in your proxy statement that the bank will be mailing in connection with this same 2004 Annual Meeting.

     I would appreciate a return correspondence from you acknowledging that this letter constitutes "proper notification" pursuant to the BCB Bancorp, Inc. By-Laws and all appropriate rules, regulations and laws governing same.

     Should the bank's position be that this letter does not constitute "proper notice" regarding either of the aforementioned items, please notify me at once, with the bank's specific reason, so that I might satisfy that deficiency.


                                            Very truly yours,


                                            /s/ Richard N. Campisano
                                            Richard N. Campisano

cc:      Ms. Janine J. Akey, Chief Examiner